     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 1996

                                                     REGISTRATION NO. 333-
- - - - --------------------------------------------------------------------------------
- - - - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

     TEXAS INSTRUMENTS INCORPORATED                     DELAWARE                               75-0289970
   TEXAS INSTRUMENTS FINANCIAL TRUST                    DELAWARE                           TO BE APPLIED FOR
   (Exact name of each Registrant as        (State or other jurisdiction of                 (I.R.S. employer
                specified                    incorporation or organization)              identification number)
   in its charter or trust agreement)

                         13500 NORTH CENTRAL EXPRESSWAY
                                P.O. BOX 655474
                            DALLAS, TEXAS 75265-5474
                                 (214) 995-2551
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                          RICHARD J. AGNICH, SECRETARY
                         TEXAS INSTRUMENTS INCORPORATED
                         13500 NORTH CENTRAL EXPRESSWAY
                                P.O. BOX 655474
                            DALLAS, TEXAS 75265-5474
                                 (214) 995-2551
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:

                           Edwin Deane Leonard, Esq.
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

                             ---------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                            ---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           ---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

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                                                                                 PROPOSED          PROPOSED
                                                                                 MAXIMUM           MAXIMUM
                  TITLE OF EACH CLASS OF                      AMOUNT TO       OFFERING PRICE      AGGREGATE         AMOUNT OF
               SECURITIES TO BE REGISTERED                  BE REGISTERED      PER UNIT(1)    OFFERING PRICE(1)  REGISTRATION FEE
- - - - ----------------------------------------------------------------------------------------------------------------------------------
Texas Instruments Financial Trust Preferred Securities....  $400,000,000(6)        100%        $400,000,000(6)       $137,932
- - - - ----------------------------------------------------------------------------------------------------------------------------------
Texas Instruments Incorporated Guarantee of Texas
  Instruments Financial Trust Preferred
  Securities(2)(3)........................................
- - - - ----------------------------------------------------------------------------------------------------------------------------------
Texas Instruments Incorporated Junior Subordinated
  Deferrable Interest Debentures(4).......................
- - - - ----------------------------------------------------------------------------------------------------------------------------------
Texas Instruments Incorporated Common Stock(5)............
- - - - ----------------------------------------------------------------------------------------------------------------------------------
- - - - ----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.
(2) No separate consideration will be received for the Guarantee.
(3) This Registration Statement is deemed to cover the rights of holders of the Preferred Securities under the Guarantee and certain backup undertakings as described herein.
(4) The Junior Subordinated Deferrable Interest Debentures will be purchased by Texas Instruments Financial Trust with the proceeds of the sale of the Preferred Securities.
(5) Such indeterminate number of shares of Common Stock as may be issuable from time to time upon conversion of Junior Subordinated Deferrable Interest Debentures being registered hereunder.
(6) Such amount represents the initial offering price of the Preferred Securities. It is also equal to the purchase price of the Junior Subordinated Deferrable Interest Debentures. No separate consideration will be received for the Guarantee or Junior Subordinated Deferrable Interest Debentures in connection with an issuance of Preferred Securities by Texas Instruments Financial Trust.

                             ---------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.
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- - - - --------------------------------------------------------------------------------

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME A FINAL    *
*  PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SHALL NOT          *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************


                   SUBJECT TO COMPLETION, DATED JUNE 28, 1996

                                                              LOGO

       TEXAS INSTRUMENTS                               TEXAS INSTRUMENTS
        FINANCIAL TRUST                                   INCORPORATED
PREFERRED SECURITIES GUARANTEED                              JUNIOR
  TO THE EXTENT THE ISSUER HAS                            SUBORDINATED
  FUNDS AS SET FORTH HEREIN BY                             DEFERRABLE
 TEXAS INSTRUMENTS INCORPORATED                             INTEREST
                                                           DEBENTURES

     Texas Instruments Financial Trust, a trust formed under the laws of the State of Delaware (the "Issuer"), may offer, from time to time, preferred securities (the "QUIPS") representing preferred undivided beneficial interests in the assets of the Issuer. Texas Instruments Incorporated ("Texas Instruments") will be the owner of the common securities (the "Common Securities") of the Issuer. The payment of periodic cash distributions ("Distributions") with respect to the QUIPS and payments on liquidation or redemption with respect to such QUIPS, in each case to the extent of funds held by the Issuer, are each irrevocably guaranteed by Texas Instruments as described herein (the "Guarantee"). See "Description of Guarantee". The obligations of Texas Instruments under the Guarantee will be subordinate and junior in right of payment to all Senior Debt of Texas Instruments.

     Concurrently with the issuance by the Issuer of its QUIPS, the Issuer will invest the proceeds thereof and any contributions made by Texas Instruments in respect of Texas Instruments' purchase of the Common Securities in a corresponding series of Texas Instruments' junior subordinated deferrable interest debentures (such debentures being called "QUIDS" and, with respect to those in such corresponding series, the "Corresponding QUIDS") with terms corresponding to the terms of the Issuer's QUIPS. The Corresponding QUIDS will be the sole assets of the Issuer, and payments under the Corresponding QUIDS and the Expense Agreement (as defined herein) will be the only revenue of the Issuer.
                                                        (Continued on next page)

                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                             ---------------------

               THE DATE OF THIS PROSPECTUS IS             , 1996.

                             $

(Continued from previous page)

     The QUIDS will be unsecured and subordinate and junior in right of payment to Senior Debt (as defined in "Description of QUIDS -- Subordination") of Texas Instruments. Texas Instruments may redeem the Corresponding QUIDS (and cause the redemption of the related QUIPS) or may terminate the Issuer and cause the Corresponding QUIDS to be distributed to the holders of QUIPS in liquidation of their interests in the Issuer. See "Description of QUIPS -- Liquidation Distribution Upon Termination".

     Holders of the QUIPS will be entitled to receive preferential cumulative cash Distributions accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, Texas Instruments will have the right to defer payments of interest on any series of Corresponding QUIDS at any time or from time to time for one or more Extension Periods (as defined herein) (which shall not extend beyond the stated maturity (the "Stated Maturity") of the Corresponding QUIDS). See "Description of QUIDS -- Option To Extend Interest Payment Date." If interest payments are so deferred, Distributions on the corresponding series of QUIPS will also be deferred, and Texas Instruments will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to Texas Instruments' capital stock or debt securities that rank pari passu with or junior to the Corresponding QUIDS. During an Extension Period, interest on the Corresponding QUIDS will continue to accrue (and the amount of Distributions to which holders of the QUIPS are entitled will accumulate at the rate per annum set forth in the related Prospectus Supplement). See "Description of QUIPS -- Distributions."

     Taken together, Texas Instruments' obligations under each series of QUIDS, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the related series of QUIPS. See "Relationship Among the QUIPS, the Corresponding QUIDS and the Guarantee -- Full and Unconditional Guarantee".

     Texas Instruments may also offer one or more series of QUIDS, as provided in an accompanying Prospectus Supplement.

     The QUIPS and the QUIDS may be offered in amounts, at prices and on terms to be determined at the time of offering, provided that the aggregate initial public offering price of all QUIPS and QUIDS (other than Corresponding QUIDS) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $400,000,000.

     Certain specific terms of the QUIPS and the QUIDS in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of QUIPS, the specific title, aggregate amount, stated liquidation preference, number of securities, Distribution rate or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, conversion or exchange into Common Stock, $1.00 par value per share, of Texas Instruments ("Texas Instruments Common Stock" or "Common Stock") or other securities, initial offering or purchase price, methods of distribution and any other special terms and (b) in the case of QUIDS, the specific designation, aggregate principal amount, denominations, maturity (including any extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, terms of redemption, if any, sinking fund provisions, if any, terms for conversion or exchange into shares of Texas Instruments Common Stock or other securities, if any, initial offering or purchase price, methods of distribution and any other special terms.

     The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the QUIPS and the QUIDS (collectively, the "Offered Securities").

     The Offered Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Offered Securities will be listed on the New York Stock Exchange (the "NYSE") or on any national securities exchange or on the Nasdaq National Market. If the Offered Securities are not listed on the NYSE or on any national securities exchange or on the Nasdaq National Market, there can be no assurance that there will be a liquid secondary market for the Offered Securities.

     This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                             ---------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TEXAS INSTRUMENTS, THE ISSUER OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TEXAS INSTRUMENTS SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

     Texas Instruments is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by Texas Instruments, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Texas Instruments' Common Stock is listed on the New York Stock Exchange and reports and other information herein and therein concerning Texas Instruments can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     Texas Instruments and the Issuer have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus and the accompanying Prospectus Supplement omit, in accordance with the rules and regulations of the Commission, certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein for further information with respect to Texas Instruments, the Issuer and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of the Issuer have been included herein. Texas Instruments and the Issuer do not consider that such financial statements would be material to holders of the QUIPS because the

Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding QUIDS of Texas Instruments and issuing the QUIPS and Common Securities. See "The Issuer", "Description of QUIPS", "Description of Guarantee" and "Description of Corresponding QUIDS".

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents have been filed by Texas Instruments with the Commission pursuant to the Exchange Act and are hereby incorporated herein by reference and made a part of this Prospectus:

          (a) Texas Instruments' Annual Report on Form 10-K for the year ended December 31, 1995 (as amended by the Form 10-K/A filed June 21, 1996);

          (b) Texas Instruments' Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

          (c) Texas Instruments' Current Reports on Form 8-K dated January 2, 1996, January 18, 1996, January 24, 1996, January 25, 1996, February 5,
     1996, March 6, 1996, May 30, 1996 and June 24, 1996.

     All documents filed by Texas Instruments with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Texas Instruments will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to Texas Instruments Incorporated, 13500 North Central Expressway, Post Office Box 655474, Dallas, Texas 75265-5474, Attention:
Manager of Investor Relations, telephone (214) 995-3773.

                         TEXAS INSTRUMENTS INCORPORATED

     Texas Instruments Incorporated ("Texas Instruments") was incorporated in the State of Delaware in 1938, and has its principal executive offices in Dallas, Texas. Texas Instruments is engaged in the development, manufacture and sale of a variety of products in the electrical and electronics industry for industrial, government and consumer markets. These products consist of components, defense electronics and digital products. Texas Instruments also produces metallurgical materials. Texas Instruments' business is based principally on its broad semiconductor technology and application of this technology to selected electronic end-equipment markets.

     The mailing address of Texas Instruments' principal executive offices is Post Office Box 655474, Dallas, Texas 75265-5474, and its telephone number is
(214) 995-2551.

                                   THE ISSUER

     The Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by Texas Instruments, as sponsor of the Issuer, and the Property Trustee, the Delaware Trustee and the Administrative Trustees (as defined herein) of the Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Issuer exists for the exclusive purposes of (i) issuing and selling its QUIPS and Common Securities, (ii) using the proceeds from the sale of such QUIPS and Common Securities to acquire a corresponding series of Corresponding QUIDS issued by Texas Instruments and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Corresponding QUIDS will be the sole assets of the Issuer, and payments under the Corresponding QUIDS and the Expense Agreement will be the sole revenue of the Issuer.

     All of the Common Securities will be owned by Texas Instruments. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the QUIPS, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Debenture Event of Default (as defined herein), the rights of Texas Instruments as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the QUIPS. See "Description of QUIPS -- Subordination of Common Securities". Texas Instruments will acquire Common Securities in an aggregate Liquidation Amount (as defined herein) equal to not less than 3% of the total capital of the Issuer.

     Unless otherwise specified in the applicable Prospectus Supplement, the Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. The Issuer's business and affairs are conducted by its trustees, which will be appointed by Texas Instruments as holder of the Common Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, the trustees shall be The First National Bank of Chicago ("FNBC"), as the Property Trustee (the "Property Trustee") and First Chicago Delaware Inc., as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with Texas Instruments (collectively, the "Issuer Trustees"). FNBC, as Property Trustee, will act as sole indenture trustee under the Trust Agreement for purposes of compliance with the Trust Indenture Act. FNBC will also act as trustee under the Guarantee and the Indenture (each as defined herein). See "Description of Guarantee" and "Description of QUIDS". The holder of the Common Securities, or the holders of a majority in Liquidation Amount of the QUIPS if any Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the QUIPS have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of the Issuer Trustees are governed by the Trust Agreement. Texas Instruments will pay all fees and expenses related to the Issuer and the offering of the QUIPS and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuer. The principal executive office of the Issuer is 13500 North Central Expressway, Post Office Box 655474, Dallas, Texas 75265-5474, Attention: Secretary, and its telephone number is (214) 995-2551.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, Texas Instruments intends to use the proceeds from the sale of its QUIDS (including Corresponding QUIDS issued to the Issuer in connection with the investment by the Issuer of all of the proceeds from the sale of QUIPS) for general corporate purposes, including possible acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the ratio of earnings to fixed charges for each of the years ended December 31, 1991 through 1995 and for the three months ended March 31, 1996.

                                                          YEARS ENDED DECEMBER 31,        THREE MONTHS
                                                      --------------------------------       ENDED
                                                      1991   1992   1993   1994   1995   MARCH 31, 1996
                                                      ----   ----   ----   ----   ----   --------------
Ratio of earnings to fixed charges(1)...............  (2)    4.8 x  8.5 x  11.6x  15.6x       12.2x

- - - - ---------------

(1)  For the purpose of computing the above ratios, "earnings" consist of income
     (loss) before provision for income taxes, interest expense, amortization of capitalized interest and that portion of rental and lease expense which is representative of interest; and "fixed charges" consist of interest incurred (expensed and capitalized) and that portion of rental and lease expense which is representative of interest.
(2) Not meaningful because of losses for 1991. The coverage deficiency (amount by which "fixed charges" exceed "earnings") for 1991 was $309 million.

                              DESCRIPTION OF QUIPS

     Pursuant to the terms of the Trust Agreement, the Issuer Trustees on behalf of the Issuer will issue the QUIPS and the Common Securities. The QUIPS of a particular issue will represent preferred undivided beneficial interests in the assets of the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the QUIPS and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     Reference is made to the Prospectus Supplement relating to the particular series of QUIPS being offered thereby for the specific terms thereof, including:
(i) the identity of the Issuer issuing such series of QUIPS; (ii) the initial public offering price of such series of QUIPS; (iii) the specific designation of such series of QUIPS; (iv) the number of QUIPS included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Issuer Trustees in creating the series; (v) the annual Distribution rate of QUIPS of such series (or method of determining such rate) and when Distributions will accrue and be payable; (vi) whether Distributions on QUIPS of such series shall be cumulative, and, if so, the date or dates or method of determining the date or dates from which Distributions on QUIPS of such series shall be cumulative; (vii) the amount or amounts which shall be paid out of the assets of the Issuer to the holders of QUIPS of such series upon voluntary or involuntary liquidation, dissolution or winding-up of the Issuer; (viii) if applicable, the price or prices at which, the date or dates on which, the period or periods within which and the terms and conditions upon which QUIPS of such series may be redeemed or purchased, in whole or in part, at the option of the Issuer or the Issuer Trustees; (ix) the obligation, if any, of the Issuer to purchase or redeem QUIPS of such series and the price or prices at which, the date or dates on which, the period or periods within which and the terms and conditions upon which QUIPS of such series shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (x) the voting rights, if any, of QUIPS of such series in addition to those required by law, including the number of votes per QUIPS of such series and any requirement for the approval by the holders of a certain specified percentage of QUIPS of such series as a condition to specified action or amendments to the Trust Agreement; (xi) the terms and conditions, if any, under which QUIPS of such series may be converted into shares of Texas Instruments Common Stock, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire; (xii) the terms and conditions, if any, upon which the related series of QUIDS may be distributed to holders of QUIPS of such series; (xiii) if applicable, any securities exchange upon which the QUIPS of such series shall be listed; and (xiv) any other rights, preferences, privileges, limitations or restrictions of the QUIPS of such series (and such Prospectus Supplement may state that any of the terms set forth herein are inapplicable to QUIPS of such series or are modified to the extent described therein).

GENERAL

     The QUIPS will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities". Legal title to the Corresponding QUIDS will be held by the Property Trustee in trust for the benefit of the holders of the related QUIPS and Common Securities. The Guarantee Agreement executed by Texas Instruments for the benefit of the holders of the QUIPS (the "Guarantee") will be a guarantee on a subordinated basis with respect to the related QUIPS but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such QUIPS when the Issuer does not have funds on hand available to make such payments. See "Description of Guarantee".

DISTRIBUTIONS

     The Issuer's QUIPS represent preferred undivided beneficial interests in the assets of the Issuer, and the Distributions on each QUIPS will be payable at a rate specified in the Prospectus Supplement for such QUIPS. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of QUIPS are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     Distributions on the QUIPS will be cumulative, will accrue from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the QUIPS is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee (as defined herein) is closed for business.

     If provided in the applicable Prospectus Supplement, Texas Instruments has the right under the Indenture, pursuant to which it will issue the Corresponding QUIDS, to defer the payment of interest at any time or from time to time on any series of the Corresponding QUIDS for a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of such series of QUIDS. As a consequence of any such extension, Distributions on the corresponding QUIPS would be deferred (but the QUIPS would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus

Supplement for such QUIPS) by the Issuer during any such Extension Period. During such Extension Period Texas Instruments may not, and may not permit any subsidiary of Texas Instruments to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Texas Instruments' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Texas Instruments that rank pari passu with or junior in interest to the Corresponding QUIDS or make any guarantee payments with respect to any guarantee by Texas Instruments of the debt securities of any subsidiary of Texas Instruments if such guarantee ranks pari passu with or junior in interest to the Corresponding QUIDS (other than (a) dividends or distributions in Texas Instruments Common Stock, (b) redemptions or purchases of any rights pursuant to Texas Instruments' Shareholders Rights Plan, or any successor to such Shareholders Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future,
(c) payments under the Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of Texas Instruments' benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by Texas Instruments or any of its subsidiaries).

     The funds of the Issuer available for distribution to holders of its QUIPS will be limited to payments under the Corresponding QUIDS in which the Issuer will invest the proceeds from the issuance and sale of its QUIPS and its Common Securities. See "Description of Corresponding QUIDS". If Texas Instruments does not make interest payments on such Corresponding QUIDS, the Property Trustee will not have funds available to pay Distributions on the related QUIPS. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by Texas Instruments on a limited basis as set forth herein under "Description of Guarantee".

     Distributions on the QUIPS will be payable to the holders thereof as they appear on the register of the Issuer on the relevant record dates, which, as long as the QUIPS remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "-- Book-Entry Issuance". In the event any QUIPS are not in book-entry form, the relevant record date for such QUIPS shall be a date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

     Mandatory Redemption. If provided in the applicable Prospectus Supplement, upon the repayment or redemption, in whole or in part, of any Corresponding QUIDS, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the related QUIPS and the Common Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such QUIPS plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by Texas Instruments upon the concurrent redemption of such Corresponding QUIDS. If less than all of any series of Corresponding QUIDS are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related QUIPS and the Common Securities. The amount of premium, if any, paid by Texas Instruments upon the redemption of all or any part of any series of any Corresponding QUIDS to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related QUIPS and the Common Securities.

     Reference is made to the Prospectus Supplement relating to the particular series of QUIPS being offered thereby for additional or alternative provisions relating to mandatory redemption.

     Texas Instruments will have the right to redeem any series of Corresponding QUIDS (i) in whole at any time or in part from time to time, subject to the conditions described under "Description of Corresponding

QUIDS -- Optional Redemption", (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (each as defined below, a "Special Event") and subject to the further conditions described under "Description of Corresponding QUIDS -- Optional Redemption", or
(iii) as may be otherwise specified in the applicable Prospectus Supplement.

     Special Event Redemption or Distribution of Corresponding QUIDS. If provided in the applicable Prospectus Supplement, if a Special Event in respect of a series of QUIPS and Common Securities shall occur and be continuing, Texas Instruments has the right to redeem the Corresponding QUIDS in whole (but not in part) and thereby cause a mandatory redemption of such QUIPS and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event. At any time, Texas Instruments has the right to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, cause such Corresponding QUIDS to be distributed to the holders of such QUIPS and Common Securities in liquidation of the Issuer. If Texas Instruments does not elect either option described above, the applicable series of QUIPS will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Sums (as defined below) may be payable on the Corresponding QUIDS.

     Reference is made to the Prospectus Supplement relating to the particular series of QUIPS being offered thereby for additional or alternative provisions relating to optional redemption or exchange.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer on the outstanding QUIPS and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

     "Investment Company Event" means the receipt by the Issuer of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of QUIPS issued by the Issuer.

     "Like Amount" means (i) with respect to a redemption of any series of QUIPS, QUIPS of such series and the Common Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding QUIDS to be contemporaneously redeemed in accordance with the Indenture allocated 3% to the Common Securities and 97% to the QUIPS of such series and the proceeds of which will be used to pay the Redemption Price of such QUIPS and to redeem such Common Securities, and (ii) with respect to a distribution of Corresponding QUIDS to holders of any series of QUIPS and the Common Securities in connection with a dissolution or liquidation of the Issuer, Corresponding QUIDS having a principal amount equal to the Liquidation Amount of the QUIPS and the Common Securities of the holder to whom such Corresponding QUIDS are distributed. "Liquidation Amount" means the stated amount provided in the applicable Prospectus Supplement per QUIPS and Common Security.

     "Tax Event" means the receipt by the Issuer of an opinion of counsel, rendered by a law firm having a national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the QUIPS under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding QUIDS,
(ii) interest payable by Texas Instruments on such series of Corresponding QUIDS is not, or within 90 days of the date of such opinion, will not be, deductible by Texas Instruments, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     After the liquidation date fixed for any distribution of Corresponding QUIDS for any series of QUIPS (i) such series of QUIPS will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of QUIPS, will receive a registered global certificate or certificates representing the Corresponding QUIDS to be delivered upon such distribution and (iii) any certificates representing such series of QUIPS not held by DTC or its nominee will be deemed to represent the Corresponding QUIDS having a principal amount equal to the Liquidation Amount of such series of QUIPS, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of QUIPS until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the QUIPS or the Corresponding QUIDS that may be distributed in exchange for QUIPS if a dissolution and liquidation of the Issuer were to occur. Accordingly, the QUIPS that an investor may purchase, or the Corresponding QUIDS that the investor may receive on dissolution and liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the QUIPS offered hereby.

REDEMPTION PROCEDURES

     The following redemption procedures shall apply unless otherwise provided in the Prospectus Supplement relating to the particular series of QUIPS being offered thereby.

     QUIPS redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding QUIDS. Redemptions of the QUIPS shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities".

     Notice of any redemption of QUIPS (which notice will be irrevocable) will be given by the Issuer to Texas Instruments and each record holder of QUIPS that are being redeemed not fewer than 30 nor more than 60 days prior to the Redemption Date. If the Issuer gives a notice of redemption in respect of its QUIPS, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such QUIPS. See "-- Book-Entry Issuance". If such QUIPS are no longer in book-entry form, the Issuer, to the extent funds are available, will irrevocably deposit with the paying agent for such QUIPS funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such QUIPS. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any QUIPS called for redemption shall be payable to the holders of such QUIPS as of the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such QUIPS so called for redemption will cease, except the right of the holders of such QUIPS to receive the Redemption Price, but without interest on such Redemption Price, and such QUIPS will cease to be outstanding. In the event that any date fixed for redemption of QUIPS is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of QUIPS called for redemption is improperly withheld or refused and not paid either by the Issuer or by Texas Instruments pursuant to the Guarantee as described under "Description of Guarantee", Distributions on such QUIPS will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), Texas Instruments or its subsidiaries may at any time and from time to time purchase outstanding QUIPS by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the QUIPS and any distribution or exchange of Corresponding QUIDS to holders of QUIPS shall be made to the applicable record holders thereof as they appear on the register for such QUIPS on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any QUIPS are not in book-entry form, the relevant record date for such QUIPS shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

     If less than all of the QUIPS and Common Securities issued by the Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such QUIPS and Common Securities to be redeemed shall be allocated pro rata among the QUIPS and the Common Securities. The particular QUIPS to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding QUIPS not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $50 or an integral multiple of $50 in excess thereof) of the Liquidation Amount of the QUIPS. The Property Trustee shall promptly notify the trust registrar in writing of the QUIPS selected for redemption and, in the case of any QUIPS selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of QUIPS shall relate, in the case of any QUIPS redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of QUIPS which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of QUIDS to be redeemed at its registered address. Unless Texas Instruments defaults in payment of the Redemption Price, on and after the Redemption Date interest ceases to accrue on such QUIDS or portions thereof called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the QUIPS and Common Securities, as applicable shall be made pro rata based on the Liquidation Amount of such QUIPS and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding QUIPS for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding QUIPS then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the QUIPS then due and payable.

     In the case of any Event of Default resulting from a Debenture Event of Default, Texas Instruments as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until all such Events of Default with respect to such QUIPS have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the QUIPS have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such QUIPS and not on behalf of Texas Instruments as holder of the Common Securities, and only the holders of such QUIPS will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Pursuant to the Trust Agreement, the Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Texas

Instruments; (ii) if applicable, the distribution of a Like Amount of the Corresponding QUIDS to the holders of its QUIPS and Common Securities, if Texas Instruments, as Depositor, has given written direction to the Property Trustee to terminate the Issuer (which direction is optional and wholly within the discretion of Texas Instruments, as Depositor); (iii) the redemption, conversion, if applicable, or exchange, if applicable, of all of the QUIPS and Common Securities; and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Issuer.

     If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, to the holders of such QUIPS and Common Securities a Like Amount of the Corresponding QUIDS, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, an amount equal to, in the case of holders of QUIPS the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on its QUIPS shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its QUIPS, except that if a Debenture Event of Default has occurred and is continuing, the QUIPS shall have a priority over the Common Securities. A supplemental Indenture may provide that if an early termination occurs as described in clause (iv) above, the Corresponding QUIDS may be subject to optional redemption in whole (but not in part).

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the QUIPS issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of QUIDS -- Debenture Events of Default"); or

          (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Property Trustee in the payment of any Redemption Price of any QUIPS or Common Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding QUIPS of the Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by Texas Instruments to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the QUIPS, the Administrative Trustees and Texas Instruments, as Depositor, unless such Event of Default shall have been cured or waived. Texas Instruments, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the QUIPS shall have a preference over the Common Securities upon termination of the Issuer as described above. See "-- Liquidation Distribution Upon Termination". The existence of an Event of Default does not entitle the holders of QUIPS to accelerate the maturity thereof.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF QUIPS

     If an Event of Default has occurred and is continuing, then the holders of QUIPS would rely on the enforcement by the Debenture Trustee of its rights as a holder of the Corresponding QUIDS against Texas Instruments. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of Texas Instruments to pay interest or principal on the Corresponding QUIDS on the date such interest or principal is otherwise payable (or in the case of redemption, on the Redemption Date), then a holder of QUIPS may directly institute a proceeding against Texas Instruments for enforcement of payment to such holder of the principal of or interest on the Corresponding QUIDS having a principal amount equal to the aggregate Liquidation Amount of the QUIPS of such holder (a "Direct Action") after the respective due date specified in the Corresponding QUIDS. In connection with such Direct Action, Texas Instruments will be subrogated to the rights of such holder of QUIPS under the Trust Agreement to the extent of any payment made by Texas Instruments to such holder of QUIPS in such Direct Action.

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding QUIPS. In no event will the holders of the QUIPS have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in Texas Instruments as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, Texas Instruments, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER

     The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. The Issuer may, at the request of Texas Instruments, with the consent of the Administrative Trustees and without the consent of the holders of the QUIPS, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the QUIPS or (b) substitutes for the QUIPS other securities having substantially the same terms as the QUIPS (the "Successor Securities") so long as the Successor Securities rank the same as the QUIPS rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Texas Instruments expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding QUIDS, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the QUIPS are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the QUIPS (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the QUIPS (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, Texas Instruments has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the QUIPS (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act, and (viii) Texas Instruments or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in aggregate Liquidation Amount of the QUIPS, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the QUIPS will have no voting rights.

     The Trust Agreement may be amended from time to time by Texas Instruments and the Issuer Trustees, without the consent of the holders of the QUIPS (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provision of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any QUIPS and Common Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act, provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of QUIPS or Common Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of QUIPS and Common Securities. The Trust Agreement may be amended by the Issuer Trustees and Texas Instruments with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding QUIPS and Common Securities, acting as a single class, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from the status of an "investment company" under the Investment Company Act, provided further that (i) without the consent of each holder of QUIPS and Common Securities, the Trust Agreement may not be amended to (ii) change the amount or timing of any Distribution on the QUIPS and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the QUIPS and Common Securities as of a specified date or (iii) restrict the right of a holder of QUIPS and Common Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Corresponding QUIDS are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Corresponding QUIDS, (ii) waive any past default that is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the QUIDS shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding QUIDS, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding QUIPS; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding QUIDS affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding QUIPS. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the QUIPS except by subsequent vote of the holders of the QUIPS. The Property Trustee shall notify each holder of record of the QUIPS of any notice of default with respect to the Corresponding QUIDS. In addition to obtaining the foregoing approvals of the holders of the QUIPS, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of QUIPS may be given at a meeting of holders of QUIPS convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of QUIPS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of QUIPS in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of QUIPS will be required for an Issuer to redeem and cancel its QUIPS in accordance with the Trust Agreement.

     Notwithstanding that holders of QUIPS are entitled to vote or consent under any of the circumstances described above, any of the QUIPS that are owned by Texas Instruments, the Issuer Trustees or any affiliate of Texas Instruments or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

     Payments in respect of the QUIPS shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the QUIPS are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and Texas Instruments. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and Texas Instruments. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and Texas Instruments) to act as Paying Agent.

BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the QUIPS. The QUIPS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the QUIPS, representing in the aggregate the total number of the QUIPS, and will be deposited with DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of QUIPS within the DTC system must be made by or through Direct Participants, which will receive a credit for the QUIPS on DTC's records. The ownership interest of each actual purchaser of each QUIPS ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased QUIPS. Transfers of ownership interests in the QUIPS are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in QUIPS, except in the event that use of the book-entry system for the QUIPS is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the QUIPS; DTC's records reflect only the identity of the Direct Participants to whose accounts such QUIPS are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the QUIPS. If less than all of the QUIPS are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the QUIPS is limited to the holders of record of the QUIPS, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to QUIPS. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such QUIPS are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distribution payments on the QUIPS will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer or Texas Instruments, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the QUIPS at any time by giving reasonable notice to the Property Trustee and Texas Instruments. In the event that a successor securities depositary is not obtained, definitive QUIPS certificates representing such QUIPS are required to be printed and delivered. Texas Instruments, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in Liquidation Amount of QUIPS may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for the QUIPS will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer and Texas Instruments believe to be accurate, but the Issuer and Texas Instruments assume no responsibility for the accuracy thereof. Neither the Issuer nor Texas Instruments has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

TRANSFER AGENT, REGISTRAR AND PAYING, CONVERSION AND EXCHANGE AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as transfer agent, registrar and paying, conversion and exchange agent for the QUIPS.

     Registration of transfers of QUIPS will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of their QUIPS after such QUIPS have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of QUIPS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of QUIPS are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by Texas Instruments and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the QUIPS and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Corresponding QUIDS will be treated as indebtedness of Texas Instruments for United States federal income tax purposes. In this connection, Texas

Instruments and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Trust Agreement, that Texas Instruments and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related QUIPS.

     Holders of the QUIPS have no preemptive or similar rights.

     The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

                            DESCRIPTION OF GUARANTEE

     The Guarantee will be executed and delivered by Texas Instruments concurrently with the issuance by the Issuer of its QUIPS for the benefit of the holders from time to time of such QUIPS. FNBC will act as indenture trustee ("Guarantee Trustee") under the Guarantee for the purposes of compliance with the Trust Indenture Act and the Guarantee will be qualified as an Indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to QUIPS means the QUIPS to which a Guarantee relates. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the QUIPS.

GENERAL

     Texas Instruments will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the QUIPS, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the QUIPS, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such QUIPS, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any QUIPS called for redemption to the extent that the Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (unless the Corresponding QUIDS are distributed to holders of such QUIPS), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Issuer remaining available for distribution to holders of QUIPS. Texas Instruments' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Texas Instruments to the holders of the applicable QUIPS or by causing the Issuer to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the QUIPS, but will apply only to the extent that the Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

     If Texas Instruments does not make interest payments on the Corresponding QUIDS held by the Issuer, the Issuer will not be able to pay Distributions on the QUIPS and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt of Texas Instruments. See "-- Status of the Guarantee". Except as otherwise provided in the applicable Prospectus Supplement, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of Texas Instruments, whether under the Indenture or any existing or other indenture that Texas Instruments may enter into in the future or otherwise.

     Texas Instruments has, through the applicable Guarantee, the applicable Trust Agreement, the QUIDS, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the QUIPS. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the QUIPS. See "Relationship Among the QUIPS, the QUIDS and the Guarantee -- General".

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of Texas Instruments and will rank subordinate and junior in right of payment to all Senior Debt.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the related QUIPS. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the QUIPS of the Corresponding QUIDS. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by Texas Instruments. On May 13, 1996, Texas Instruments filed a universal shelf registration statement covering $500,000,000 of debt securities, preferred stock, depositary shares and Texas Instruments Common Stock.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related QUIPS (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate Liquidation Amount of such outstanding QUIPS. The manner of obtaining any such approval will be as set forth under "Description of the QUIPS -- Voting Rights; Amendment of The Trust Agreement". All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Texas Instruments and shall inure to the benefit of the holders of the related QUIPS then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of Texas Instruments to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related QUIPS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the QUIPS may institute a legal proceeding directly against Texas Instruments to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     Texas Instruments, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not Texas Instruments is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by Texas Instruments in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any QUIPS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related QUIPS, upon full payment of the amounts payable upon liquidation of the Issuer, upon the distribution, if any, of Texas Instruments Common Stock to the holders of QUIPS in respect of the conversion of all such holders' QUIPS into Texas Instruments Common Stock or upon distribution of Corresponding QUIDS to the holders of the related QUIPS. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related QUIPS must restore payment of any sums paid under such QUIPS or the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

     Pursuant to an Expense Agreement entered into by Texas Instruments under the Trust Agreement (the "Expense Agreement"), Texas Instruments will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any QUIPS or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the QUIPS or such other similar interests, as the case may be.

                              DESCRIPTION OF QUIDS

     The QUIDS are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between Texas Instruments and FNBC, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the QUIDS and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

     Each series of QUIDS will rank pari passu with all other series of QUIDS, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of Texas Instruments. See "-- Subordination". Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Texas Instruments, whether under the Indenture or any existing or other indenture that Texas Instruments may enter into in the future or otherwise. See
"-- Subordination" and the Prospectus Supplement relating to any offering of Securities.

     The QUIDS will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of Texas Instruments' board of directors or a committee thereof.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the QUIDS: (1) the title of the QUIDS; (2) any limit upon the aggregate principal amount of the QUIDS; (3) the date or dates on which the principal of the QUIDS is payable or the method of determination thereof; (4) the rate or rates, if any, at which the QUIDS shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of Texas Instruments to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest on the QUIDS will be payable and where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer", the QUIDS may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Texas Instruments in respect of the QUIDS and the Indenture may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which QUIDS may be redeemed, in whole or in part, at the option of Texas Instruments or a holder thereof; (7) the obligation or the right, if any, of Texas Instruments to redeem, purchase or repay the QUIDS and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the QUIDS shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any QUIDS shall be issuable if other than denominations of $50 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of and premium, if any, and interest, if any, on the QUIDS shall be payable, or in which the QUIDS shall be denominated; (10) any additions, modifications or deletions in the Events of Default or covenants of Texas Instruments specified in the Indenture with respect to the QUIDS; (11) if other than the principal amount thereof, the portion of the principal amount of QUIDS that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of QUIDS as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the QUIDS and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the QUIDS of such series and the exchange of such temporary Global Security for definitive QUIDS of such series; (15) subject to the terms described under "Global QUIDS", whether the QUIDS of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) the terms and conditions of any obligation or right of Texas Instruments or a holder to convert or exchange the QUIDS into shares of Texas Instruments Common Stock, including the conversion price and the circumstances under which any such conversion right shall expire; and (18) any other terms of the QUIDS not inconsistent with the provisions of the Indenture.

     QUIDS may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such QUIDS will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the QUIDS is payable in one or more foreign currencies or currency units or if any QUIDS are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any QUIDS is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such issue of QUIDS and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of QUIDS, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the QUIDS will be issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. QUIDS of any series will be exchangeable for other QUIDS of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

     QUIDS may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by Texas Instruments for such purpose with respect to any series of QUIDS and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Texas Instruments will appoint the Debenture Trustee as Securities Registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by Texas Instruments with respect to any series of QUIDS, Texas Instruments may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that Texas Instruments maintains a transfer agent in each Place of Payment for such series. Texas Instruments may at any time designate additional transfer agents with respect to any series of QUIDS.

     In the event of any redemption, neither Texas Instruments nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange QUIDS of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of QUIDS of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any QUIDS so selected for redemption, except, in the case of any QUIDS being redeemed in part, any portion thereof not to be redeemed.

GLOBAL QUIDS

     The QUIDS of a series may be issued in whole or in part in the form of one or more Global QUIDS that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global QUIDS may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual QUIDS represented thereby, a Global QUIDS may not be transferred except as a whole by the Depositary for such Global QUIDS to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of QUIDS will be described in the Prospectus Supplement relating to such series. Texas Instruments anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global QUIDS and the deposit of such Global QUIDS with or on behalf of the Depositary, the Depositary for such Global QUIDS or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual QUIDS represented by such Global QUIDS to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such QUIDS or by Texas Instruments if such QUIDS are offered and sold directly by Texas Instruments. Ownership of beneficial interests in a Global QUIDS will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global QUIDS will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global QUIDS.

     So long as the Depositary for a Global QUIDS, or its nominee, is the registered owner of such Global QUIDS, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the QUIDS represented by such Global QUIDS for all purposes under the Indenture governing such QUIDS. Except as provided below, owners of beneficial interests in a Global QUIDS will not be entitled to have any of the individual QUIDS of the series represented by such Global QUIDS registered in their names, will not receive or be entitled to receive physical delivery of any such QUIDS of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of and premium, if any, and interest on individual QUIDS represented by a Global QUIDS registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global QUIDS representing such QUIDS. None of Texas Instruments, the Debenture Trustee, any Paying Agent or the Securities Registrar for such QUIDS will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global QUIDS representing such QUIDS or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Texas Instruments expects that the Depositary for a series of QUIDS or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global QUIDS representing any of such QUIDS, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global QUIDS representing such QUIDS as shown on the records of such Depositary or its nominee. Texas Instruments also expects that payments by Participants to owners of beneficial interests in such Global QUIDS held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of QUIDS is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Texas Instruments within 90 days, Texas Instruments will issue individual QUIDS of such series in exchange for the Global QUIDS representing such series of QUIDS. In addition, Texas Instruments may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such QUIDS, determine not to have any QUIDS of such series represented by one or more Global QUIDS and, in such event, will issue individual QUIDS of such series in exchange for the Global QUIDS representing such series of QUIDS. Further, if Texas Instruments so specifies with respect to the QUIDS of a series, an owner of a beneficial interest in a Global QUIDS representing QUIDS of such series may, on terms acceptable to Texas Instruments, the Debenture Trustee and the Depositary for such Global QUIDS, receive individual QUIDS of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such QUIDS. In any such instance, an owner of a beneficial interest in a Global QUIDS will be entitled to physical delivery of individual QUIDS of the series represented by such Global QUIDS equal in principal amount to such beneficial interest and to have such QUIDS registered in its name. Individual QUIDS of such series so issued will be issued in denominations, unless otherwise specified by Texas Instruments, of $50 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and premium, if any, and any interest on QUIDS will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as Texas Instruments may designate from time to time in the applicable Prospectus Supplement, except that at the option of Texas Instruments payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on QUIDS will be made to the Person in whose name such QUIDS is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. Texas Instruments may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, Texas Instruments will at all times be required to maintain a Paying Agent in each Place of Payment for each series of QUIDS.

     Any monies deposited with the Debenture Trustee or any Paying Agent, or then held by Texas Instruments in trust, for the payment of the principal of and premium, if any, or interest on any QUIDS and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of Texas Instruments, be repaid to Texas Instruments and the holder of such QUIDS shall thereafter look, as a general unsecured creditor, only to Texas Instruments for payment thereof.

REDEMPTION

     Unless otherwise indicated in the applicable Prospectus Supplement, QUIDS will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, Texas Instruments may, at its option, redeem the QUIDS of any series in whole at any time or in part from time to time. QUIDS in denominations larger than $50 may be redeemed in part but only in integral multiples of $50. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any QUIDS so redeemed shall equal any accrued and unpaid interest thereon to the Redemption Date, plus the principal amount thereof.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Debenture Tax Event (as defined below) in respect of a series of QUIDS shall occur and be continuing, Texas Instruments may, at its option, redeem such series of QUIDS in whole (but not in part) at any time within 90 days of the occurrence of such Debenture Tax Event, at a redemption price equal to 100% of the principal amount of such QUIDS then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     "Debenture Tax Event" means the receipt by Texas Instruments of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of QUIDS under the Indenture, there is more than an insubstantial risk that interest payable by Texas Instruments on such series of QUIDS is not, or within 90 days of the date of such opinion, will not be, deductible by Texas Instruments, in whole or in part, for United States federal income tax purposes.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of QUIDS to be redeemed at its registered address. Unless Texas Instruments defaults in payment of the redemption price, on and after the Redemption Date interest ceases to accrue on such QUIDS or portions thereof called for redemption.

OPTION TO EXTEND INTEREST PAYMENT DATE

     If provided in the applicable Prospectus Supplement, Texas Instruments shall have the right at any time and from time to time during the term of any series of QUIDS to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of QUIDS. Certain United States federal income tax consequences and special considerations applicable to any such QUIDS will be described in the applicable Prospectus Supplement.

     During such Extension Period Texas Instruments may not, and may not permit any subsidiary of Texas Instruments to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Texas Instruments' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Texas Instruments that rank pari passu with or junior in interest to the QUIDS or make any guarantee payments with respect to any guarantee by Texas Instruments of the debt securities of any subsidiary of Texas

Instruments if such guarantee ranks pari passu with or junior in interest to the QUIDS (other than (a) dividends or distributions in Common Stock of Texas Instruments, (b) redemptions or purchases of any rights pursuant to Texas Instruments' Shareholders Rights Plan, or any successor to such Shareholders Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under the Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of Texas Instruments' benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by Texas Instruments or any of its subsidiaries).

MODIFICATION OF INDENTURE

     From time to time, Texas Instruments and the Debenture Trustee may, without the consent of the holders of any series of QUIDS, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of QUIDS or, in the case of Corresponding QUIDS, the holders of the corresponding series of QUIPS so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting Texas Instruments and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of QUIDS affected, to modify the Indenture in a manner affecting the rights of the holders of such series of the QUIDS; provided that no such modification may, without the consent of the holder of each outstanding QUIDS so affected, (i) change the Stated Maturity of any series of QUIDS, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or impair any right to institute suit for the conversion of any QUIDS, or adversely affect any right to convert any QUIDS (except such change or extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of QUIDS of any series, the holders of which are required to consent to any such modification of the Indenture, provided that, in the case of Corresponding QUIDS, so long as any of the related series of QUIPS remain outstanding, no such modification may be made that adversely affects the holders of such QUIPS in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority in aggregate Liquidation Amount of such QUIPS unless and until the principal of the Corresponding QUIDS and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied. In addition, Texas Instruments and the Debenture Trustee may execute, without the consent of any holder of QUIDS, any supplemental Indenture for the purpose of creating any new series of QUIDS.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to a series of QUIDS that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of QUIDS:

          (i) failure for 30 days to pay any interest on such series of the QUIDS, when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on such series of QUIDS when due whether at maturity, upon redemption by declaration or otherwise; or

          (iii) if applicable, failure by Texas Instruments to deliver shares of Texas Instruments Common Stock upon an appropriate election by holders of QUIDS to convert such QUIDS; or

          (iv) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to Texas Instruments from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such series of outstanding QUIDS; or

          (v) certain events in bankruptcy, insolvency or reorganization of Texas Instruments.

     The holders of a majority in aggregate outstanding principal amount of such series of QUIDS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of QUIDS may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding QUIDS, should the Debenture Trustee or such holders of such Corresponding QUIDS fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the related series of QUIPS shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of QUIDS may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of QUIDS which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee and, in the case of Corresponding QUIDS, should the holders of such Corresponding QUIDS fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the related series of QUIPS shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the QUIDS affected thereby may, on behalf of the holders of all the QUIDS, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding QUIDS and, in the case of Corresponding QUIDS, should the holders of such Corresponding QUIDS fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the related series of QUIPS shall have such right. Texas Instruments is required to file annually with the Debenture Trustee a certificate as to whether or not Texas Instruments is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding QUIDS, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding QUIDS and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding QUIDS.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF QUIPS

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of Texas Instruments to pay interest or principal on the Corresponding QUIDS on the date such interest or principal is otherwise payable, a holder of QUIPS may institute a Direct Action (as defined herein under "Description of QUIPS -- Enforcement of Certain Rights by Holders of QUIPS") for payment after the respective due date specified in the Corresponding QUIDS. Texas Instruments may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the QUIPS. Notwithstanding any payment made to such holder of QUIPS by Texas Instruments in connection with a Direct Action, Texas Instruments shall remain obligated to pay the principal of or interest on the Corresponding QUIDS held by the Issuer or the Property Trustee and Texas Instruments shall be subrogated to the rights of the holder of such QUIPS with respect to payments on the QUIPS to the extent of any payments made by Texas Instruments to such holder in any Direct Action. The holders of QUIPS will not be able to exercise directly any other remedy available to the holders of the Corresponding QUIDS.

     The holders of the QUIPS would not be able to exercise any remedies available to the holders of the QUIDS other than those set forth in the preceding paragraph unless the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, fails to do so for 60 days. In such event, the holders of at least 25% in aggregate Liquidation Amount of the outstanding QUIPS would have such right to institute proceedings.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that Texas Instruments shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially or as an entirety to any Person, and no Person shall consolidate with or merge into Texas Instruments or convey, transfer or lease its properties and assets substantially or as an entirety to Texas Instruments, unless (i) in case Texas Instruments consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes Texas Instruments' obligations on the QUIDS issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) in the case of Corresponding QUIDS, such transaction is permitted under the Trust Agreement or Guarantee and does not give rise to any breach or violation of the Trust Agreement and Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the QUIDS protection in the event of a highly leveraged or other transaction involving Texas Instruments that may adversely affect holders of the QUIDS.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all QUIDS not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and Texas Instruments deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the QUIDS are payable sufficient to pay and discharge the entire indebtedness on the QUIDS not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to Texas Instruments' obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and Texas Instruments will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

     In the Indenture, Texas Instruments has covenanted and agreed that any QUIDS issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Texas Instruments, the holders of Senior Debt will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Debt before the holders of QUIDS or, in the case of Corresponding QUIDS, the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the QUIDS.

     In the event of the acceleration of the maturity of any QUIDS, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of QUIDS will be entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the QUIDS.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the QUIDS may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every guarantee of or responsibility or liability for, direct or indirect, as obligor or otherwise of (a) any obligation of the types referred to in clauses (i) through (v) of another Person or (b) the payment of any dividends of another Person.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Texas Instruments whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the QUIDS or to other Debt which is pari passu with, or subordinated to, the QUIDS; provided, however, that Senior Debt shall not be deemed to include:

          (i) any Debt of Texas Instruments which when incurred and without respect to any election under Section 1111 (b) of the Bankruptcy Code, was without recourse to Texas Instruments,

          (ii) any Debt of Texas Instruments to any of its subsidiaries,

          (iii) Debt to any employee of Texas Instruments,

          (iv) any liability for taxes, and

          (v) indebtedness or monetary obligations to trade creditors or assumed by Texas Instruments or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

Senior Debt includes the 2 3/4% Convertible Subordinated Debentures due 2002 of Texas Instruments.

     The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by Texas Instruments.

     The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of QUIDS, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

GOVERNING LAW

     The Indenture and the QUIDS will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of QUIDS, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                       DESCRIPTION OF CORRESPONDING QUIDS

     The Corresponding QUIDS are to be issued in one or more series under the Indenture with terms corresponding to the terms of the related QUIPS. See "Description of QUIDS". This summary of certain terms and provisions of, or relating to, Corresponding QUIDS and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

     Concurrently with the issuance of the QUIPS, the Issuer will invest the proceeds thereof and the consideration paid by Texas Instruments for the Common Securities in a series of Corresponding QUIDS issued by Texas Instruments to the Issuer. Each series of Corresponding QUIDS will be in the principal amount equal to the aggregate stated Liquidation Amount of the related QUIPS plus Texas Instruments' concurrent investment in the Common Securities and will rank pari passu with all other series of QUIDS. The Corresponding QUIDS will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of Texas Instruments. See "Description of QUIDS -- Subordination" and the Prospectus Supplement relating to any offering of related QUIPS.

OPTIONAL REDEMPTION

     Unless otherwise specified in the applicable Prospectus Supplement, Texas Instruments may, at its option, redeem the Corresponding QUIDS of any series in whole at any time or in part from time to time. Except as otherwise set forth in the applicable Prospectus Supplement, the redemption price for any Corresponding QUIDS so redeemed shall be equal to any accrued and unpaid interest thereon to the date fixed for redemption, plus the principal amount thereof. See "Description of QUIDS -- Redemption".

     If a Special Event in respect of an Issuer shall occur and be continuing, Texas Instruments may, at its option, redeem the Corresponding QUIDS at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of the Indenture. The redemption price for any Corresponding QUIDS shall be equal to 100% of the principal amount of such Corresponding QUIDS then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     For so long as the Issuer is the holder of all the outstanding series of Corresponding QUIDS, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding QUIPS in accordance with their terms. Texas Instruments may not redeem a series of Corresponding QUIDS in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding QUIDS of such series for all interest periods terminating on or prior to the Redemption Date.

CERTAIN COVENANTS OF TEXAS INSTRUMENTS

     Texas Instruments will covenant in the Guarantee as to each series of Corresponding QUIDS that if and so long as (i) the Issuer is the holder of all such Corresponding QUIDS, (ii) a Tax Event in respect of the Issuer has occurred and is continuing and (iii) Texas Instruments has elected, and has not revoked such election, to pay Additional Sums in respect of such QUIPS and Common Securities, Texas Instruments will pay to the Issuer such Additional Sums. Texas Instruments will also covenant, as to each series of Corresponding QUIDS, that it will not, and will not permit any subsidiary of Texas Instruments to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Texas Instruments' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including other Corresponding QUIDS) that rank pari passu with or junior in interest to the Corresponding QUIDS or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in Common Stock of Texas Instruments, (b) redemptions or purchases of any rights pursuant to Shareholders Rights Plan, or any successor to such

Shareholders Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under the Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of Texas Instruments' benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by Texas Instruments or any of its subsidiaries) if at such time
(i) there shall have occurred any event of which Texas Instruments has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to Corresponding QUIDS of such series and (b) in respect of which Texas Instruments shall not have taken reasonable steps to cure, (ii) Texas Instruments shall be in default with respect to its payment of any obligations under the Guarantee or
(iii) Texas Instruments shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to Corresponding QUIDS of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. Texas Instruments will also covenant, as to each series of Corresponding QUIDS, (i) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors which are permitted pursuant to the Indenture may succeed to Texas Instruments' ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate the Issuer, except (a) in connection with a distribution of Corresponding QUIDS to the holders of the QUIPS in liquidation of the Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iii) if applicable, to maintain the reservation for issuance of the number of shares of Texas Instruments Common Stock that would be required from time to time upon the conversion of all the QUIDS then outstanding, (iv) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and (v) if so provided in the Prospectus Supplement relating to the particular series of QUIPS being offered thereby, to deliver shares of Texas Instruments Common Stock upon an election by the holders of such QUIPS to convert such series of QUIDS.

     As part of the Guarantee, if applicable, Texas Instruments will agree that it will honor all obligations described therein relating to the conversion or exchange of the QUIPS into or for Texas Instruments Common Stock or QUIDS.

             RELATIONSHIP AMONG THE QUIPS, THE CORRESPONDING QUIDS
                               AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the QUIPS (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by Texas Instruments as and to the extent set forth under "Description of Guarantee". Taken together, Texas Instruments' obligations under each series of QUIDS, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the related series of QUIPS. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the QUIPS. If and to the extent that Texas Instruments does not make payments on any series of Corresponding QUIDS, the Issuer will not pay Distributions or other amounts due on related QUIPS. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of a series of QUIPS may institute a legal proceeding directly against Texas Instruments to enforce payment of such Distributions to such holder after the respective due dates. The obligations of Texas Instruments under the Guarantee are subordinate and junior in right of payment to all Senior Debt of Texas Instruments.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on each series of Corresponding QUIDS, such payments will be sufficient to cover Distributions and other payments due on the related QUIPS, primarily because (i) the aggregate principal amount of each series of Corresponding QUIDS will be equal to the sum of the aggregate stated Liquidation Amount of the related QUIPS and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding QUIDS will match the Distribution rate and Distribution and other payment dates for the related QUIPS; (iii) Texas Instruments shall pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of its QUIPS under such QUIPS; and (iv) the Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of the Issuer.

     Notwithstanding anything to the contrary in the Indenture, Texas Instruments has the right to set-off any payment it is otherwise required to make thereunder with and to the extent Texas Instruments has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF QUIPS

     A holder of any related QUIPS may institute a legal proceeding directly against Texas Instruments to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

     A default or event of default under any Senior Debt of Texas Instruments will not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of Texas Instruments, the subordination provisions of the Indenture provide that no Payments may be made in respect of the Corresponding QUIDS until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding QUIDS would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF ISSUER

     The QUIPS evidence a beneficial interest in the Issuer, and the Issuer exists for the sole purpose of issuing its QUIPS and Common Securities and investing the proceeds thereof in Corresponding QUIDS. A principal difference between the rights of a holder of a QUIPS and a holder of a Corresponding QUIDS is that a holder of a Corresponding QUIDS is entitled to receive from Texas Instruments the principal amount of and interest accrued on Corresponding QUIDS held, while a holder of QUIPS is entitled to receive Distributions from the Issuer (or from Texas Instruments under the applicable Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of the Issuer involving the liquidation of the Corresponding QUIDS, the holders of the related QUIPS will be entitled to receive, out of assets held by the Issuer, the Liquidation Distribution in cash. See "Description of QUIPS -- Liquidation Distribution Upon Termination". Upon any voluntary or involuntary liquidation or bankruptcy of Texas Instruments, the Property Trustee, as holder of the Corresponding QUIDS, would be a subordinated creditor of Texas Instruments, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest before any stockholders of Texas Instruments receive payments or distributions. Since Texas Instruments is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of its QUIPS), the positions of a holder of such QUIPS and a holder of such Corresponding QUIDS relative to other creditors and to stockholders of Texas Instruments in the event of liquidation or bankruptcy of Texas Instruments would be substantially the same.

                 DESCRIPTION OF TEXAS INSTRUMENTS CAPITAL STOCK

GENERAL

     The authorized capital stock of Texas Instruments consists of 500,000,000 shares of Texas Instruments Common Stock and 10,000,000 shares of Preferred Stock, par value $25.00 per share (the "Preferred Stock"). As of March 31, 1996, there were issued 189,626,360 shares of Texas Instruments Common Stock, of which 140,725 were treasury shares and 189,485,635 were outstanding, and Texas Instruments had no Preferred Stock issued or outstanding.

     The following summary of the terms of Texas Instruments' capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Delaware law and Texas Instruments' Restated Certificate of Incorporation, as amended (the "Charter").

TEXAS INSTRUMENTS COMMON STOCK

     The holders of shares of Texas Instruments Common Stock, subject to the preferential rights of the holders of any shares of Preferred Stock of Texas Instruments, are entitled to dividends when and as declared by the Board of Directors. The holders of the Texas Instruments Common Stock have one vote per share on all matters submitted to a vote of the shareholders, and the right to the net assets of Texas Instruments in liquidation after payment of any amounts due to creditors and in respect of any Preferred Stock of Texas Instruments. Holders of shares of Texas Instruments Common Stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of Texas Instruments Common Stock are, and the shares of Texas Instruments Common Stock issued hereunder upon any conversion of QUIDS will be, fully paid and nonassessable.

     The By-Laws of Texas Instruments provide that the annual meeting of shareholders shall be held on such day in the month of April of each year as is designated by the Board of Directors and as stated in a written notice, which notice is mailed or delivered to each shareholder at least 10 days prior to any shareholder meeting.

     Texas Instruments is authorized to issue additional shares of common stock without further stockholder approval (except as may be required by applicable law or stock exchange regulations).

     The Transfer Agent and Registrar for Texas Instruments Common Stock is Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60690.

PREFERRED STOCK

     Under the Charter, Texas Instruments is authorized to issue up to 10,000,000 shares of Preferred Stock, in one or more series, with such designations and such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as are stated in the Charter or any Certificate of Designation establishing such series adopted by the Board of Directors of Texas Instruments. The 10,000,000 authorized but unissued shares of Preferred Stock may be issued pursuant to resolution of the Board of Directors without the vote of the holders of any capital stock of Texas Instruments.

     Shares of Preferred Stock of Texas Instruments may be issued in one or more series and the shares of all series will rank pari passu and be identical in all respects, except that with respect to each series the Board of Directors may fix, among other things: the rate of dividends payable thereon; the time and prices of redemption; the amount payable upon voluntary liquidation; the retirement or sinking fund, if any; the conversion rights, if any; the voting rights, if any, in addition to the voting right described below; the restrictions, if any, upon creation of indebtedness of Texas Instruments, or any subsidiary thereof, or the issuance of stock ranking on a parity with or senior to the shares of Preferred Stock either as to dividends or upon liquidation; the restrictions, if any, on the payment of dividends upon, or on the acquisition of, the Texas Instruments Common Stock or upon any other class or classes of stock of Texas Instruments (other than Preferred Stock) ranking on a parity with or junior to the shares of Preferred Stock either as to dividends or upon liquidation; and the number of shares to comprise such series. Each series of Preferred Stock will be entitled to receive an amount payable upon liquidation, dissolution or winding up, fixed for each series, plus all dividends accumulated to the date of final distribution, before any payment or distribution of assets of Texas Instruments is made on Texas Instruments Common Stock. Shares of Preferred Stock that have been issued and reacquired in any manner by Texas Instruments (including shares redeemed, shares purchased and retired and shares that have been converted into shares of another series or class) may be reissued as part of the same or another series of Preferred Stock.

SHAREHOLDERS RIGHTS PLAN

     In June 1988, the Board of Directors of Texas Instruments adopted a Shareholders Rights Plan and declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of Texas Instruments Common Stock. As a result of a two-for-one stock split announced June 15, 1995, half a Right is attached to each outstanding share of Texas Instruments Common Stock. When exercisable, each Right entitles the registered holder to purchase from Texas Instruments a unit consisting of one one-hundredth of a share (a "Unit") of Participating Cumulative Preferred Stock, par value $25.00 per share (the "Cumulative Preferred Stock"), at a purchase price (the "Purchase Price") of $200 per Unit, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement between Texas Instruments and Harris Trust and Savings Bank, as Rights Agent. The Rights Agreement contains provisions that could have the effect of delaying, deferring or preventing a merger, tender offer or other takeover attempt of Texas Instruments.

     The Rights are attached to all outstanding shares of Texas Instruments Common Stock, and no separate Rights certificates will be distributed. The Rights will separate from the Texas Instruments Common Stock and a Distribution Date will occur upon the earlier of: (i) 10 days following the date (the "Stock Acquisition Date") of any public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Texas Instruments Common Stock, or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Texas Instruments Common Stock certificates and will be transferred with and only with such Texas Instruments Common Stock certificates, (ii) new Texas Instruments Common Stock certificates issued after June 30, 1988 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Texas Instruments Common Stock will also constitute the transfer of the Rights associated with the Texas Instruments Common Stock represented by such certificates.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 17, 1998 unless previously redeemed by Texas Instruments as described below.

     As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of Texas Instruments Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, with certain exceptions, only shares of Texas Instruments Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that any person becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Texas Instruments Common Stock having a market value of two times the Purchase Price of the Right. In the event that, at any time following the Stock Acquisition Date, (i) Texas Instruments is acquired in a merger or other business combination transaction or (ii) 50% or more of Texas Instruments' assets or earning power is sold, each holder of a Right shall thereafter have the right to receive, upon exercise, Texas Instruments Common Stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The events described in this paragraph are referred to as "Triggering Events."

     The Purchase Price payable, and the number of Units of Cumulative Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Cumulative Preferred Stock, (ii) if holders of the Cumulative Preferred Stock are granted certain rights or warrants to subscribe for Cumulative Preferred Stock or convertible securities at less than the current market price of the Cumulative Preferred Stock, or (iii) upon the distribution to holders of the Cumulative Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Cumulative Preferred Stock on the last trading date prior to the date of exercise.

     The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right by the Board of Directors at any time until the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors (as defined below) then in office may determine). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

     The term "Continuing Director" means (i) any member of the Board of Directors who was a member of the Board prior to the time the Acquiring Person becomes such, and (ii) any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors. Continuing Directors do not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

     Until a Right is exercised, the holder will have no rights as a shareholder of Texas Instruments (beyond those as an existing shareholder), including the right to vote or to receive dividends.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of Texas Instruments prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions, to make changes which do not adversely affect the interests of holders of Rights or to shorten or lengthen any time period under the Rights Agreement; provided, however, that the Rights Agreement may not be amended to lengthen (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or benefits to, the holders of Rights.

                              PLAN OF DISTRIBUTION

     The Offered Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. Texas Instruments and the Issuer may sell the Offered Securities as soon as practicable after effectiveness of the Registration Statement of which the Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Offered Securities in respect of which this Prospectus is delivered, the amount or number of Offered Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

     Underwriters may offer and sell Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of QUIPS, underwriters may be deemed to have received compensation from Texas Instruments and/or the Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by Texas Instruments and/or the Issuer to underwriters in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in a Prospectus Supplement. Underwriters and dealers participating in the distribution of Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with Texas Instruments and the Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Texas Instruments for certain expenses.

     In connection with the offering of the QUIPS, the Issuer may grant to the underwriters an option to purchase additional QUIPS to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If the Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such QUIPS.

     Underwriters and dealers may engage in transactions with, or perform services for, Texas Instruments and/or the Issuer and/or any of their affiliates in the ordinary course of business.

     The Offered Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Offered Securities may or may not be listed on a national securities exchange or the New York Stock Exchange, as set forth in the applicable Prospectus Supplement. No assurance can be given as to the liquidity of or the existence of trading markets for any Offered Securities.

                                 LEGAL OPINIONS

     Unless otherwise set forth in the applicable Prospectus Supplement, certain matters of Delaware law relating to the legality of the QUIPS, the validity of the Trust Agreement and the formation of the Issuer will be passed upon by Richards, Layton & Finger, special Delaware counsel to Texas Instruments and the Issuer. The legality of the Guarantee, the Texas Instruments Common Stock and the QUIDS will be passed upon for Texas Instruments by Richard J. Agnich, Senior Vice President, Secretary and General Counsel of Texas Instruments, and for the Underwriters by Davis Polk & Wardwell, New York, New York. Certain matters relating to United States federal income tax considerations will be passed upon for Texas Instruments by Davis Polk & Wardwell.

                                    EXPERTS

     The audited consolidated financial statements of Texas Instruments incorporated herein by reference to Texas Instruments' Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (as amended by the Form 10-K/A filed June 21, 1996) have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) and upon such reports given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fees.................................................................  $137,932
Trustee's fees....................................................................     8,500
Costs of printing and engraving...................................................    35,000
Legal fees........................................................................    30,000
Accounting fees...................................................................    30,000
Blue sky fees and expenses........................................................    25,000
New York Stock Exchange Listing Fee...............................................    58,300
Rating Agency Fees................................................................   125,000
Miscellaneous.....................................................................     5,268
                                                                                    --------
          Total...................................................................  $455,000
                                                                                    ========

     All amounts estimated except for registration fees.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. In addition, the indemnification of expenses (including attorneys' fees) is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the directors of the corporation by a majority vote of the directors not party to such an action, suit or proceeding even though less than a quorum or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt, in the case of officers and directors, of undertakings to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in this section. A corporation may purchase indemnity insurance.

     The above described indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person's heirs, executors and administrators.

     Article VI, Section 2 of the Texas Instruments' By-laws provides that Texas Instruments shall indemnify its officers and directors for such expenses, judgments, fines and amounts paid in settlement to the full extent permitted by the laws of the State of Delaware.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of Texas Instruments' Restated Certificate of Incorporation contains such a provision.

     Under insurance policies of Texas Instruments, directors and officers of Texas Instruments may be indemnified against certain losses arising from certain claims, including claims under the Securities Act of 1933, which may be made against such persons by reason of their being such directors or officers.

     See the form of proposed Underwriting Agreement filed as Exhibit 1 for certain indemnification provisions.

     Under the Trust Agreement, Texas Instruments will agree to indemnify each of the Trustees of Texas Instruments Financial Trust or any predecessor Trustee for Texas Instruments Financial Trust, and to hold each of the Trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

ITEM 16.  EXHIBITS

Exhibit 1        -- Form of proposed Underwriting Agreement (to be filed as an Exhibit to a
                    Current Report on Form 8-K and incorporated herein by reference).
Exhibit          -- Form of Junior Subordinated Indenture dated as of                  , 1996
  4(a)              between the Company and The First National Bank of Chicago, as Debenture
                    Trustee.
Exhibit          -- Certificate of Trust of Texas Instruments Financial Trust.
  4(b)
Exhibit          -- Trust Agreement of Texas Instruments Financial Trust.
  4(c)
Exhibit          -- Form of Amended and Restated Trust Agreement of Texas Instruments Financial
  4(d)              Trust.
Exhibit          -- Form of Preferred Security Certificate for Texas Instruments Financial Trust
  4(e)              (included as Exhibit E of Exhibit 4(d) hereto).
Exhibit          -- Form of Guarantee Agreement.
  4(f)
Exhibit          -- Rights Agreement dated as of June 17, 1988 between Texas Instruments
  4(g)              Incorporated and Harris Trust and Savings Bank, as successor to Morgan
                    Shareholder Services Trust Company (incorporated by reference to Exhibits 1 and 2 to Texas Instruments' Report on Form 8-A, dated June 21, 1988).
Exhibit          -- Form of Supplemental Indenture between Texas Instruments and The First
  4(h)              National Bank of Chicago, as Debenture Trustee (to be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference).
Exhibit          -- Opinion of Richard J. Agnich, Esq., relating to the legality of the
  5(a)              Guarantee, the Common Stock and the Junior Subordinated Deferrable Interest
                    Debentures (to be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference).

Exhibit          -- Opinion of Richards, Layton & Finger, special Delaware counsel, relating to
  5(b)              the legality of the Preferred Securities of Texas Instruments Financial Trust
                    (to be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference).
Exhibit 8        -- Opinion of Davis Polk & Wardwell as to certain United States federal income tax matters (to be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference).
Exhibit 12       -- Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Texas Instruments' Quarterly Report on Form 10-Q for the
                    quarter ended March 31, 1996).
Exhibit          -- Consent of Independent Public Accountants.
  23(a)
Exhibit          -- Consent of Richard J. Agnich, Esq. (to be included in Exhibit 5(a)).
  23(b)
Exhibit          -- Consent of Richards, Layton & Finger, special Delaware counsel (to be
  23(c)             included in Exhibit 5(b)).
Exhibit          -- Consent of Davis Polk & Wardwell (to be included in Exhibit 8).
  23(d)
Exhibit 24       -- Powers of Attorney for the Directors of the Company.
Exhibit          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture
  25(a)             Act of 1939 of The First National Bank of Chicago, as Trustee for the Junior
                    Subordinated Indenture and as Guarantee Trustee for the Guarantee for Texas
                    Instruments Financial Trust.
Exhibit          -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture
  25(b)             Act of 1939 of The First National Bank of Chicago, as Property Trustee for
                    the Amended and Restated Trust Agreement of Texas Instruments Financial
                    Trust.

ITEM 17.  UNDERTAKINGS.  The Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the Registrants pursuant to the provisions set forth or described in
Item 15 of this registration statement, or otherwise (but that term shall not include the insurance policies referred to in Item 15), the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a trustee, director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted against the Registrants by such trustee, director, officer or controlling person, in connection with the securities registered hereby, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Texas Instruments certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 28th day of June, 1996.

                                          TEXAS INSTRUMENTS INCORPORATED

                                          By:   /s/  WILLIAM A. AYLESWORTH
                                            ------------------------------------
                                                   William A. Aylesworth
                                            Senior Vice President, Treasurer and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of June, 1996.

                   SIGNATURE                                        TITLE
- - - - -----------------------------------------------  --------------------------------------------
             /s/  JAMES R. ADAMS*                Chairman of the Board; Director
- - - - -----------------------------------------------
                James R. Adams
             /s/  DAVID L. BOREN*                Director
- - - - -----------------------------------------------
                David L. Boren
            /s/  JAMES B. BUSEY IV*              Director
- - - - -----------------------------------------------
               James B. Busey IV
           /s/  THOMAS J. ENGIBOUS*              President; Chief Executive Officer; Director
- - - - -----------------------------------------------
              Thomas J. Engibous
         /s/  GERALD W. FRONTERHOUSE*            Director
- - - - -----------------------------------------------
            Gerald W. Fronterhouse
             /s/  DAVID R. GOODE*                Director
- - - - -----------------------------------------------
                David R. Goode
             /s/  WILLIAM S. LEE*                Director
- - - - -----------------------------------------------
                William S. Lee
           /s/  WILLIAM B. MITCHELL*             Vice Chairman; Director
- - - - -----------------------------------------------
              William B. Mitchell
            /s/  GLORIA M. SHATTO*               Director
- - - - -----------------------------------------------
               Gloria M. Shatto
            /s/  WILLIAM P. WEBER*               Vice Chairman; Director
- - - - -----------------------------------------------
               William P. Weber
                                                 Director
- - - - -----------------------------------------------
              Clayton K. Yeutter

                   SIGNATURE                                        TITLE
- - - - -----------------------------------------------  --------------------------------------------
           /s/  WILLIAM A. AYLESWORTH            Senior Vice President; Treasurer; Chief
- - - - -----------------------------------------------    Financial Officer
             William A. Aylesworth
           /s/  MARVIN M. LANE, JR.*             Vice President; Corporate Controller
- - - - -----------------------------------------------
              Marvin M. Lane, Jr.
       *By:   /s/  WILLIAM A. AYLESWORTH
- - - - -----------------------------------------------
             William A. Aylesworth
                Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, Texas Instruments Financial Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 28th day of June, 1996.

                                          TEXAS INSTRUMENTS FINANCIAL TRUST
                                          (Registrant)

                                          By: Texas Instruments Incorporated,
                                            as Depositor

                                              By:  /s/  WILLIAM A. AYLESWORTH
                                              ----------------------------------
                                                    William A. Aylesworth
                                               Senior Vice President, Treasurer
                                                               and
                                                   Chief Financial Officer

                               INDEX TO EXHIBITS

   EXHIBIT
    NUMBER
- - - - --------------
Exhibit 1       --  Form of proposed Underwriting Agreement (to be filed as an Exhibit to a
                    Current Report on Form 8-K and incorporated herein by reference).
Exhibit 4(a)    --  Form of Junior Subordinated Indenture dated as of           , 1996 between
                    the Company and The First National Bank of Chicago, as Debenture Trustee.
Exhibit 4(b)    --  Certificate of Trust of Texas Instruments Financial Trust.
Exhibit 4(c)    --  Trust Agreement of Texas Instruments Financial Trust.
Exhibit 4(d)    --  Form of Amended and Restated Trust Agreement for Texas Instruments Financial
                    Trust.
Exhibit 4(e)    --  Form of Preferred Security Certificate for Texas Instruments Financial Trust
                    (included as Exhibit E of Exhibit 4(d) hereto).
Exhibit 4(f)    --  Form of Guarantee Agreement.
Exhibit 4(g)    --  Rights Agreement dated as of June 17, 1988 between Texas Instruments
                    Incorporated and Harris Trust and Savings Bank, as successor to Morgan
                    Shareholder Services Trust Company (incorporated by reference to Exhibits 1 and 2 to Texas Instruments' Report on Form 8-A, dated June 21, 1988).
Exhibit 4(h)    --  Form of Supplemental Indenture between Texas Instruments and The First
                    National Bank of Chicago, as Debenture Trustee (to be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference).
Exhibit 5(a)    --  Opinion of Richard J. Agnich, Esq., relating to the legality of the
                    Guarantee, the Common Stock and the Junior Subordinated Deferrable Interest
                    Debentures (to be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference).
Exhibit 5(b)    --  Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of Texas Instruments Financial
                    Trust (to be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference).
Exhibit 8       --  Opinion of Davis Polk & Wardwell as to certain United States federal income tax matters (to be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference).
Exhibit 12      --  Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Texas Instruments' Quarterly Report on Form 10-Q for the
                    quarter ended March 31, 1996).
Exhibit 23(a)   --  Consent of Independent Public Accountants.
Exhibit 23(b)   --  Consent of Richard J. Agnich, Esq. (to be included in Exhibit 5(a)).
Exhibit 23(c)   --  Consent of Richards, Layton & Finger, special Delaware counsel (to be included in Exhibit 5(b)).
Exhibit 23(d)   --  Consent of Davis Polk & Wardwell (to be included in Exhibit 8).
Exhibit 24      --  Powers of Attorney for the Directors of the Company.
Exhibit 25(a)   --  Form T-1 Statement of Eligibility and Qualification under the Trust
                    Indenture Act of 1939 of The First National Bank of Chicago, as Trustee for
                    the Junior Subordinated Indenture and as Guarantee Trustee for the Guarantee
                    for Texas Instruments Financial Trust.
Exhibit 25(b)   --  Form T-1 Statement of Eligibility and Qualification under the Trust
                    Indenture Act of 1939 of The First National Bank of Chicago, as Property
                    Trustee for the Amended and Restated Trust Agreement of Texas Instruments
                    Financial Trust.